Exhibit 10.44

                      EXECUTIVE CHANGE IN CONTROL AGREEMENT
                 NOT TO BE CONSTRUED AS AN EMPLOYMENT AGREEMENT

                      THE FIRST NATIONAL BANK OF LITCHFIELD
                     FIRST LITCHFIELD FINANCIAL CORPORATION
                                 13 North Street
                             Litchfield, Connecticut

      WHEREAS, The First National Bank of Litchfield (the "Bank") and its parent bank holding company, First Litchfield Financial Corporation (the "Holding Company"), wish to continue to employ John S. Newton ("Employee") as Senior Vice President and Senior Trust Officer of the Bank. The Bank and the Holding Company expect that Employee's contributions and knowledge will continue to be of significant benefit to the future growth and success of the Bank;

      WHEREAS, the Boards of Directors of the Bank and the Holding Company recognize that a change in control of the Bank and/or the Holding Company may occur and that the threat of such change in control may create uncertainty and may result in the distraction or departure of key personnel to the detriment of the Bank and Holding Company and their stockholders;

      WHEREAS, the Boards have determined that appropriate steps should be taken to reinforce and encourage the continued dedication of members of the Bank's management, including Employee, to their assigned duties in the face of potential circumstances involving the possibility of such a change in control;

      NOW THEREFORE, in addition to one dollar ($1.00) and other good and valuable consideration paid by the Bank to Employee and in order to induce Employee to continue employment with the Bank and to continue to perform Employee's duties in a manner which is in the best interests of the Bank, the Bank and Holding Company hereby agree to provide Employee with certain benefits in the event his/her employment with the Bank terminates or is reassigned subsequent to a Change in Control (as defined in Section 2 hereof) under the circumstances described below.

      1. Term of Agreement; Employment Status. This Agreement shall take effect when signed by all parties and shall remain in full force and effect until June 1, 2006. All employees of Bank and Holding Company, including Employee, are employees at will. The terms of this Agreement, therefore, do not and are not intended to create either an express and/or implied contract of employment with the Bank and/or the Holding Company. This Agreement simply provides certain potential benefits to Employee in the event that a Change in Control occurs prior to June 1, 2006 as hereinafter defined.

      2. Change in Control. No benefits shall be payable hereunder unless prior to June 1, 2006 there shall have been a Change in Control as set forth below, and thereafter within twenty-four (24) months of such Change in Control Employee's employment with the Bank and/or its successor terminates or Employee is reassigned in accordance with Section 3, below. For purposes of this Agreement, a "Change in Control" shall mean any of the following:

            (a) The acquisition of fifty percent (50%) or more of any class of equity securities of the Holding Company by any person (or persons working in concert) or entity after the date hereof;

            (b) The acquisition of fifty percent (50%) or more of any class of equity securities of the Bank by any person or entity other than Holding Company;

            (c) A merger, consolidation or reorganization to which the Bank or the Holding Company is a party, if, as a result thereof, individuals who were directors of the Bank or Holding Company, immediately before such transaction shall cease to constitute a majority of the Board of Directors of the surviving entity;

            (d) A sale of all or substantially all of the assets of the Bank or the Holding Company to another party;

            (e) The assumption of all or substantially all of the deposits of the Bank by another party other than the Federal Deposit Insurance Corporation; or

            (f) During any twenty-four (24) month period, individuals who at the beginning of such period constitute the Board of Directors of the Bank and the Holding Company, cease for any reason (other than death or disability) to constitute at least a majority thereof unless the election or the nomination for election by the stockholders of the Bank and the stockholders of Holding Company, respectively, of each new director was approved by a vote of at least a majority of the directors of the Bank or of Holding Company as applicable, then still in office who were directors of the Bank or the Holding Company, as applicable, at the beginning of the period.

      3. Termination Following Change in Control. If any of the events described in Section 2 hereof constituting a Change in Control shall have occurred, Employee shall be entitled to the benefits provided for in Section 4(a) hereof upon the termination or reassignment of his employment as a senior executive officer of the Bank and/or its successor as provided in this Section 3, within twenty-four (24) months after such event, unless such employment is terminated or reassigned: (i) by any regulatory authority (acting with proper jurisdiction); or (ii) by the Board of Directors for cause; or (iii) because of Employee's death, retirement or disability. Such benefits shall be reduced by the amount of any severance paid to Employee by the Bank or its successor.

            (a) Retirement; Disability.

                  (i) Termination of employment by the Bank based on retirement shall mean the mandatory termination of employment in accordance with the retirement policy of the Bank, including (at Employee's sole election and as set forth in writing) early retirement, generally applicable to its salaried employees or in accordance with any retirement arrangement established with Employee's consent with respect to Employee.

                  (ii) Termination of employment by the Bank based on disability shall mean termination because of inability, as a result of incapacity due to physical or mental illness, to perform the services required as an employee for a period aggregating six (6) months or more within any twelve
      (12) month period, or because Employee becomes or is deemed disabled under any applicable policy providing disability insurance.

            (b) Notice of Termination. The Bank agrees that in the event of termination it will promptly furnish Employee with a written Notice of Termination. Any purported termination of Employee shall be communicated by written Notice of Termination to the Bank. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall include the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

            (c) Date of Termination. "Date of Termination" shall mean the date on which a Notice of Termination is given; provided that, if within five (5) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

            (d) Reassignment. Reassignment shall mean a reduction in base salary or an involuntary reassignment of Employee's duties, responsibilities, or benefits inconsistent with those of a senior executive officer of a bank or the involuntary relocation of Employee's primary duties and responsibilities to an office or location greater than fifty (50) miles from Litchfield, Connecticut or action which results in a significant worsening of the Employee's work conditions (including, but not limited to, a significant change in employment duties, responsibilities, required hours or otherwise).

      4. Compensation Upon Termination or Reassignment.

            (a) If, within twenty-four (24) months after a Change in Control, as defined in Section 2 hereof, shall have occurred, Employee's employment with the Bank terminates or is reassigned as defined in Section 3 (except by an agency acting with proper jurisdiction, or by a board of directors for cause or as a result of death, retirement or disability), then the Bank and/or its successor shall pay Employee within five (5) days after the Date of Termination an amount equal to the sum of:

                  (i) Two (2) years of Employee's annual compensation based upon the most recent aggregate base salary paid to Employee in the twelve (12) month period immediately preceding his/her termination or reassignment less amounts previously paid to Employee from the date of Change in Control; plus

                  (ii) Reasonable legal fees and expenses incurred by Employee as a result of such termination or reassignment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or reassignment or in seeking to obtain or enforce any right or benefit provided for by this Agreement).

            (b) Employee shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by Employee as the result of employment by another employer after the Date of Termination or Reassignment, or otherwise.

            (c) It is the intention of the parties to this Agreement that no payments by the Bank to or for Employee's benefit under this Agreement shall be non-deductible to the Bank by reason of the operation of Section 280G of the Internal Revenue Code. Accordingly, notwithstanding any other provision hereof, if by reason of the operation of said Section 280G of the Internal Revenue Code, any such payments exceed the amount which can be deducted by the Bank, the amount of such payments shall be reduced to the maximum which can be deducted by the Bank. To the extent that payments in excess of the amount which can be deducted by the Bank have been made to and for Employee's benefit, they shall be refunded with interest at the applicable rate provided under Section 1274(d) of the Internal Revenue Code, or at such other rate as may be required in order that no such payment to or for Employee's benefit shall be non-deductible pursuant to Section 280G of the Internal Revenue Code. Any payments made hereunder which are not deductible by the Bank as a result of losses which have been carried forward by the Bank for Federal tax purposes shall not be deemed a non-deductible amount for purposes of this Section 4(c).

      5. Continuation of Insurance Benefits.

      Notwithstanding any other provision in this Agreement to the contrary, the Bank and/or its successor shall maintain in full force and effect for Employee's continued benefit, for the two (2) year period beginning upon a Change in Control, all life insurance, medical, health and accident and disability policies, plans, programs or arrangements which were in effect immediately prior to the Change in Control.

      6. Successors; Binding Agreement.

            (a) The Bank and the Holding Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, acquisition of assets or assumption of liabilities or otherwise) to all or substantially all of the business and/or assets and/or deposits of the Bank, by agreement, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank and/or Holding Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Bank in the same amount and on the same terms as he would be entitled to hereunder if his/her employment had terminated as a result of a Termination or Reassignment, as provided in Section 3 hereof, after a Change in Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Bank" shall mean the Bank as hereinbefore defined and any successor to the business, assets and/or deposits as aforesaid which executes and delivers the agreement provided for in this Section 6 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

            (b) This Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die after any rights to receive the amounts contemplated hereby have accrued to Employee but before such amounts have been paid, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to his/her devisee, legatee or other designee or, if there be no such designee, to his/her estate.

      7. Notices. All notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Bank and the Holding Company shall be directed to the attention of the Board with a copy to the Chairman of the Board of the Bank and the Chairman of the Board of the Holding Company or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

      8. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such other officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other or failure to comply with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut and of the United States of America.

      9. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      10. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      11. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Litchfield, Connecticut, in accordance with the rules of the American Arbitration Association then in effect. Notwithstanding the pendency of any such dispute or controversy, the Bank will pay Employee promptly an amount equal to his/her full scheduled compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, base salary) and provide Employee with all scheduled compensation, benefits and insurance plans in which he was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 3 hereof. Amounts paid under this Section 11 are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of his/her right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

      Agreed to this 13th day of June, 2003 by and among Employee, The First National Bank of Litchfield, and First Litchfield Financial Corporation.


                                   FIRST NATIONAL BANK OF

                                   LITCHFIELD

                                   By: /s/ Joseph J. Greco
                                       ------------------------------------
                                       Its: President
                                       Duly Authorized


                                   EMPLOYEE

                                   Signature: /s/ John S. Newton
                                              --------------------------
                                              John S. Newton

STATE OF CONNECTICUT           )
                               )   ss.:  Litchfield
COUNTY OF LITCHFIELD           )

      On this the 20th day of June, 2003, before me, the undersigned, personally appeared Joseph J. Greco, who acknowledged himself to be the President of THE FIRST NATIONAL BANK OF LITCHFIELD, and that he as such President, being authorized so to do, executed the foregoing instrument for the purposes therein contained by signing his name.

      In Witness Whereof, I hereunto set my hand.


                                   /s/ Coral W. Ozerhoski
                                   --------------------------------------

                                   Notary Public
                                   My Commission Expires:

                                   Coral W. Ozerhoski
                                   Notary Public
                                   My Commission Expires August 31, 2003

STATE OF CONNECTICUT           )
                               ) ss.: Litchfield
COUNTY OF LITCHFIELD           )

      On this the 13th day of June, 2003, before me, the undersigned officer, personally appeared, John S. Newton, known to me or satisfactorily proven to be the person signing the foregoing document and acknowledged that he executed the same for the purposes therein combined as her free act and deed.

      In Witness Whereof, I hereunto set my hand.


                               /s/ Lynn A. Grant.
                               ----------------------------------

                               Commissioner of the Superior Court/Notary Public My Commission Expires:

                               Lynn A. Grant
                               Notary Public
                               My Commission Expires July 31, 2003